EXHIBIT G













            NOTICE OF ANNUAL MEETING, PROXY STATEMENT
               DATED APRIL 7, 2000, AND PROXY FORM






        Notice of 2000 Annual Meeting and Proxy Statement



April 7, 2000

Dear Shareholder:

It is our pleasure to invite you to Chemung Financial Corporation's 2000 Annual Meeting of Shareholders to be held on Thursday, May 11, 2000, at 7:00 p.m. at the Clemens Center in Elmira, New York. Parking will be available in the Chemung Canal Trust Company main lot or in the parking garage located on Gray Street. Following the meeting, refreshments will be served.

In addition to the formal items of business, we will review your company's financial performance for the past year, discuss management's plans for 2000 and answer any questions you may have. New this year is the proxy written in plain English in an effort to simplify the information presented and to increase understanding. We hope you like the format and value your feedback.

It is important that you be represented at the meeting, whether or not you plan to attend, so please mark, sign and date the enclosed proxy card and return it in the envelope provided. If you plan to attend, please mark the proxy card where indicated and include the number in your group planning to attend the meeting.

Your directors and management look forward to seeing you at the meeting.

Sincerely yours,


Jan P. Updegraff
President and
Chief Executive Officer


          NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                     One Chemung Canal Plaza
                          P.O. Box 1522
                     Elmira, New York  14902








                        Parent Company of
                   Chemung Canal Trust Company

           Date/Time:7:00 p.m. on Thursday, May 11, 2000

             Place:  Clemens Center
                     116 East Gray Street
                     Elmira, NY  14901

 Items of Business:  (1)  Election of four directors, and
                     (2)  Transacting other business properly
                     brought
                          before the meeting

      Who May Vote:  Shareholders of record as of March 24, 2000.

    Annual Report &  Copies of the 1999 Annual Report & Proxy
   Proxy Statement:  Statement
                     Are enclosed

   Date of Mailing:  This Notice and the Proxy Statement are first being mailed to stockholders on or about April
                     7, 2000.

                     BY ORDER OF THE BOARD OF DIRECTORS
                     Donna C. Denton, Secretary

      April 7, 2000





                        TABLE OF CONTENTS




Questions About the Meeting                                 5

Election of Directors and Nominee Biographies               7

Standing Director Biographies                               8

Security Ownership of Certain Beneficial Owners &
Management                                                 10

Personnel Committee Report on Executive Compensation       14

Executive Officers                                         15

Executive Compensation                                     16

Pension Plans & Employment Contracts                       17

Performance Graph                                          19

Board of Directors Information                             20

Other Information                                          21

Director Business Relationships                            22

Section 16(a) Beneficial Ownership Reporting               22


QUESTIONS ABOUT THE MEETING

What do I need to know about Chemung Financial Corporation and Chemung Canal Trust Company?

Chemung Canal Trust Company (the "Bank") is the wholly owned banking subsidiary of Chemung Financial Corporation (the
"Corporation"), and unless otherwise stated, financial and other information is presented on a consolidated basis.

What am I voting on?

You are voting on the re-election of four directors to the Corporation's Board of Directors.

Who may vote?

You may vote if you owned the Corporation's stock at the close of business on March 24, 2000. As of March 17, 2000, there were
4,043,882 shares of common stock outstanding.

How do I vote?

By signing, dating, and returning each proxy card you receive in the prepaid envelope. Please indicate in the space provided on the proxy card if you plan to attend the meeting.

Can I change my mind after indicating my vote and returning the proxy card?

Yes. You may change your vote any time before the polls close at or before the annual meeting by:
  (a)  Signing and returning another proxy card indicating a later date; or
  (b)  attending the annual meeting and voting in person; or
  (c)  revoking your proxy by notifying the Corporate Secretary in writing.

What if I return my proxy card but do not provide voting instructions?

Properly signed proxies received without voting instructions will be voted FOR the nominee directors.

How are votes counted?

Each share of Common Stock is entitled to one vote. There are no cumulative voting rights. Nominees for director will be elected by a plurality of votes cast. Any other matter requires the affirmative vote of a majority of votes cast except as otherwise provided in the Corporation's Certificate of Incorporation or By-laws. Only shares voted in favor of a nominee will be counted toward the achievement of plurality. Votes withheld (including broker non-votes) and abstentions are counted as present for the purpose of determining a quorum but are not counted as votes cast.
Who pays for the solicitation of proxies?

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, some of the directors, officers, and regular employees of the Corporation and the Bank may conduct additional solicitations by telephone and personal contacts without additional remuneration. American Stock Transfer and Trust Company, the Corporation's transfer agent, will aid the Corporation in the solicitation of proxies and proxy vote tabulations. If you hold your stock in "street" name, the transfer agent will request the appropriate nominees, brokerage houses, custodians and fiduciaries to forward soliciting material to you at the Corporation's expense.

What is the deadline for submitting shareholder proposals?

Shareholders desiring to present proposals in next year's proxy statement and at the 2001 Annual Meeting of Shareholders, including a notice of intent to make a nomination at the Meeting, must submit their proposal to the Corporate Secretary on or before December 6, 2000. Each shareholder proposal must comply with the rules and regulations of the Securities and Exchange Commission in order to be included in next year's proxy statement.

Who are the Corporation's independent accountants?

The accounting firm of KPMG LLP has acted as the Corporation's independent auditors and accountants since 1990 and the directors expect KPMG LLP to continue in service throughout 2000.
Representatives of KPMG LLP will be present at the Annual Meeting to answer your questions.

Is there any other business to come before the meeting?

Management knows of no other business to be presented for consideration, other than the election of four directors. If other matters are properly presented, the proxies intend to vote in accordance with their best judgment.

How do I obtain an Annual Report on Form 10-K?

You may obtain a copy of Chemung Financial Corporation's 1999 Annual Report on Form 10-K filed with the Securities and Exchange Commission without charge if you would like more detailed information concerning the Corporation. To obtain a copy, either write to: Donna C. Denton, Vice President & Secretary, Chemung Canal Trust Company, One Chemung Canal Plaza, P. O. Box 1522, Elmira, NY 14902, or e-mail your request to our website: www.chemungcanal.com.


ELECTION OF DIRECTORS AND NOMINEE BIOGRAPHIES


Who are the nominees this year?

David J. Dalrymple, John F. Potter, William C. Ughetta, and Jan
P. Updegraff have each been nominated for election to the Corporation's Board of Directors. If elected, each nominee will hold the office of director for three years or until a successor has been duly elected and qualified.


What are the backgrounds of this year's nominees?

DAVID J. DALRYMPLE, Age 46, Director since 1993

  President of Dalrymple Holding Corporation, parent company for several construction materials and highway construction companies. Mr. Dalrymple is the brother of Robert H. Dalrymple, also a Director of the Corporation.

JOHN F. POTTER, Age 54, Director since 1991

  President of Seneca Beverage Corporation, a wholesale distributor of beer and water products.

WILLIAM C. UGHETTA, Age 67, Director since 1985

   Lawyer, of Counsel to the law firm of Sayles & Evans.
   Retired since June 1, 1998. Formerly Senior Vice President and General Counsel of Corning Incorporated, a diversified manufac-
    Turing company.
  Director of Covance, Inc.
  Director of GlobalLift Technologies, Inc.

JAN P. UPDEGRAFF, Age 57, Director since 1996

   President and Chief Executive Officer of the Corporation and Bank. Formerly Vice President and Treasurer of the Corporation and
   Chief Operating Officer and Executive Vice President of the Bank.

STANDING DIRECTOR BIOGRAPHIES

What are the backgrounds of the directors not standing for election this year?

 Directors with terms expiring in    Directors with terms expiring in
               2001                                2002
ROBERT H. DALRYMPLE, Age 49         ROBERT E. AGAN, Age 61
Director since 1995                 Director since 1986
    Secretary of Dalrymple           Chairman of the Board, Chief
  Holding Corporation, a parent       Executive Officer and President of
  company for  several construction   Hardinge Inc., a world-wide machine
  materials and highway construction  tool manufacturer.
  companies.  Mr. Dalrymple is the
  brother of David J. Dalrymple,
  also a Director of the
  Corporation.


FREDERICK Q. FALCK, Age 51          DONALD L. BROOKS, JR., Age 71
Director since 1997                 Director since 1985
    President of L.M. Trading          Retired physician; Director of
  Company, an agricultural            Arnot Ogden Medical Center.
  investment corporation;
    Vice President of Arnot
  Realty Corporation;
    President and former Chairman
  of The Rathbone Corporation.


RALPH H. MEYER, Age 60              STEPHEN M. LOUNSBERRY III, Age 46
Director since 1985                 Director since 1995
    Retired since August 1, 1998.      President of Applied
  Formerly President and Chief        Technology  Manufacturing since
  Executive Officer of Guthrie        July 17, 1996, a manufacturer of
  Healthcare System, a vertically     machined industrial and railroad
  integrated health care delivery     component parts;
  system.                               Formerly President of Moore &
                                      Steele Corp.


RICHARD W. SWAN, Age 51             THOMAS K. MEIER, Age 59
Director since 1985                 Director since 1988
    President of Swan & Sons-          President of Elmira College.
  Morss Co., Inc., an insurance
  brokerage agency.

STANDING DIRECTOR BIOGRAPHIES


 Directors with terms expiring in    Directors with terms expiring in
               2001                                2002
WILLIAM A. TRYON, Age 69            CHARLES M. STREETER, JR., Age 60
Director since 1987                 Director since 1985
    Chairman of the Board and         President of Streeter
  Chief                               Associates, Inc., a  general
  Executive Officer of Trayer         building contractor.
  Products, Inc., an automotive,
  truck and other industrial parts
  manufacturer;
  Chairman and former President
  of Perry & Carroll, Inc., an
  insurance brokerage agency;
  Formerly a Director of the
  Bank from
  1964 to 1976.


                                    NELSON MOOERS VAN DEN BLINK
                                    Age 65, Director since 1985
                                    Chairman of the Board, Chief
                                    Executive Officer and Treasurer of
                                    The Hilliard Corporation, a motion
                                    control equipment, oil reclaimer
                                    and filter manufacturer.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

The following table shows how much of the Corporation's common stock is owned by directors, named executive officers and owners of more than five percent of our outstanding stock as of February
29, 2000.

                                     Amount &
                                    Nature of
    Name of Beneficial Owner          Stock
(and address if Ownership Exceeds  Beneficially  Percent of Shares
               5%)                    Owned         Outstanding*
Chemung Canal Trust Company            583,5011                14.4%
     One Chemung Canal Plaza
     Elmira, NY  14902

Chemung Canal Trust Company
     Profit-Sharing, Savings and       399,1122                 9.9%
     Investment Plan
     One Chemung Canal Plaza
     Elmira, NY  14902

David J. Dalrymple
     274 Upper Coleman Avenue       622,4563, 5                15.4%
     Elmira, NY  14905

Robert H. Dalrymple
     875 Upland Drive               595,3244, 5                14.7%
     Elmira, NY  14905

Robert E. Agan                          13,1816                    *


Donald L. Brooks, Jr.                   14,8856                    *


James E. Corey III                       7,2617                    *

Jerome F. Denton                         7,4067                    *


Frederick Q. Falck                                              3.2%
                                    128,5516, 8

Stephen M. Lounsberry III                                          *
                                        20,8736

Thomas K. Meier                                                    *
                                         5,9176

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

                                     Amount &
                                    Nature of
    Name of Beneficial Owner          Stock
(and address if Ownership Exceeds  Beneficially  Percent of Shares
               5%)                    Owned         Outstanding*
Ralph H. Meyer                                                     *
                                        14,5096

John F. Potter                                                     *
                                     29,7196, 9

Charles M. Streeter, Jr.                                           *
                                    24,6966, 10

Richard W. Swan                                                 1.8%
                                       71,66511

William A. Tryon                                                   *
                                       22,85212

William C. Ughetta                                                 *
                                        31,1796

Jan P. Updegraff                                                   *
                                         9,2987

Nelson Mooers van den Blink               3,478                    *

All   Directors,   Nominees   and
Executive Officers as a group (21   1,117,81613                27.6%
persons)


     * Unless otherwise noted, less than 1%.

FOOTNOTES


1 Held by the Bank in various fiduciary capacities, either alone or with others. Includes 23,096 shares held with sole voting and dispositive powers, 560,405 shares held with shared power to vote and 351,543 shares held with shared dispositive power. Shares held in a co-fiduciary capacity by the Bank are voted by the co-fiduciary in the same manner as if the co-fiduciary were the sole fiduciary. Shares held by the Bank as sole trustee will be voted by the Bank only if the trust instrument provides for voting of the shares at the direction of the grantor or a beneficiary and the Bank actually receives voting instructions.

2 The Plan participants instruct the Bank as trustee how to vote these shares. If a participant fails to instruct the voting of the shares, the Bank votes these shares in the same proportion as it votes all of the shares for which it receives voting instructions. Plan participants have dispositive power over these shares subject to certain restrictions.

3 Includes 91,822 shares held directly, 3,808 shares held as custodian for Mr. Dalrymple's children, 448,510 shares held by the Dalrymple Family Limited Partnership of which David J. Dalrymple and Robert H. Dalrymple are sole general partners, and 78,316 shares held by Dalrymple Holding Corporation, of which David J. Dalrymple and Robert H. Dalrymple are officers, directors and principal shareholders. Excludes 7,176 shares held by Mr. Dalrymple's spouse as to which Mr. Dalrymple disclaims beneficial ownership. See footnote 5.

4 Includes 64,690 shares held directly, 3,808 shares held as custodian for Mr. Dalrymple's children, 448,510 shares held by the Dalrymple Family Limited Partnership of which David J. Dalrymple and Robert H. Dalrymple are sole general partners, and 78,316 shares held by Dalrymple Holding Corporation of which David J. Dalrymple and Robert H. Dalrymple are officers, directors and principal shareholders. Excludes 4,064 shares held by Mr. Dalrymple's spouse as to which Mr. Dalrymple disclaims beneficial ownership. See footnote 5.

5 Excludes 30,230 shares held by Susquehanna Supply Company of which David J. Dalrymple and Robert H. Dalrymple each own 23.1% of the outstanding common stock. Because of the definition of "beneficial ownership" under Section 13 of The Exchange Act, David and Robert Dalrymple are each listed as beneficial owners of 526,826 of the same shares. Without such multiple counting, David and Robert Dalrymples' aggregate beneficial ownership would equal 17% of the Corporation's outstanding shares.

 6 Includes shares that Messrs. Agan (12,281), Brooks (2,385), Falck
   (1,609), Lounsberry (4,070), Meier (917), Meyer (9,319), Potter
   (9,455), Streeter (4,270), and Ughetta (6,179) have credited to their accounts in memorandum unit form under the Corporation's Deferred Directors Fee Plan. The deferred fees held in memorandum unit form will be paid solely in shares of the Corporation's Common Stock pursuant to the terms of the Plan and the election of the Plan participants. Shares held in memorandum unit form under the Plan have no voting rights.

 7 Includes all shares of Common Stock of the Corporation held for the benefit of each Executive Officer by the Bank as trustee of the Bank's Profit-Sharing, Savings and Investment Plan. Messrs. Updegraff, Corey and Denton have an interest in 9,091, 4,692, and 6,186 such shares held by the Plan, respectively.

 8 Includes 600 shares held directly and 126,342 shares held indirectly in Mr. Falck's capacity as a co-trustee and/or income beneficiary in various trusts. Excludes 145,968 shares owned by The Rathbone Corporation of which Mr. Falck is an officer and director.

 9 Includes 12,843 shares owned by Seneca Beverage Corporation, of which corporation Mr. Potter is an officer, director and principal shareholder.

10 Includes 10,836 shares owned by Streeter Associates, Inc., of which corporation Mr. Streeter is an officer, director and principal shareholder.

11 Includes 11,700 shares owned by Swan and Sons-Morss Co., Inc., of which corporation Mr. Swan is an officer, director and one of the principal shareholders, 33,255 shares held in trusts over which Mr. Swan has voting and dispositive power, and 444 shares held by Mr. Swan as custodian for his minor children. Does not include 4,316 shares held by others as trustees for a trust of which Mr. Swan is an income beneficiary or 4,236 shares held by Mr. Swan's spouse as to which Mr. Swan disclaims beneficial ownership.

12 Excludes 6,974 shares held by Mr. Tryon's spouse as to which Mr.
   Tryon disclaims beneficial ownership.

13 Does not include 26,401 shares owned by spouses of certain officers and directors as to which shares such officers and directors disclaim beneficial ownership. Does not include 526,826 shares included under each of David J. and Robert H. Dalrymple (see footnote 5). Also does not include 90 shares of preferred stock owned by directors, certain officers and their spouses of CCTC Funding Corp., a subsidiary of the Bank, a Real Estate Investment Trust under the Internal Revenue Code.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION OF
MANAGEMENT

The Personnel Committee of the Board of Directors furnishes the following report on executive compensation:

What is our philosophy of executive compensation?

Under the supervision of the Committee (comprised entirely of outside directors), the Bank has developed and implemented compensation policies that seek to enhance the profitability of the Bank and the Corporation, thus enhancing shareholder value. The executive compensation program consists of base pay, an annual management incentive bonus, and a long-term incentive bonus. The Committee feels that this philosophy provides fair and competitive compensation that attracts and retains well-qualified executives.

How is the Chief Executive Officer compensated?

The Board of Directors, upon recommendation of the Committee, sets the annual compensation of the Chief Executive Officer.
The recommendation of the Committee follows substantial review of comparative information including executive compensation for similarly situated banks and bank holding companies. Key criteria include Return on Average Tier I Equity, Return on Average Assets and dividend performance. The Committee determined that the performance of the Bank was well within the range reported by its peers and that the compensation paid by the Bank was appropriate in comparison to the peer group. Incentive bonus payments to the CEO, based upon performance relative to goals, are determined at year-end. The Committee approved an incentive bonus of $55,000 for Mr. Updegraff based upon 1999 performance.

There is also a Board approved long-term incentive bonus to those officers who play a major role in setting and implementing long-term strategies. Currently the only participant in this plan is the Chief Executive Officer. Payment of the long-term incentive award will be deferred for three years following the accrual year and may be further deferred at the participant's election. The incentive bonus may or may not be deferred at the officer's election. No long-term incentive bonus to the CEO has yet been awarded.

How are other executive officers compensated?

In setting the compensation and bonuses of the executive vice presidents and auditor, the Committee reviews a recommendation by the CEO that is based on a number of factors including individual and organizational performance, merit increases and responsibility levels. Bonus recommendations are reviewed in the same way, and the Board of Directors has final approval.

Based on their evaluation, the Committee believes that the executive management of the Corporation is achieving significant improvements in long-term financial performance. The compensation policies, plans and programs implemented by the Committee are contributing to this management focus.

Thomas K. Meier, Chairman   Ralph H. Meyer        Donald L. Brooks, Jr.
Richard W. Swan             David J. Dalrymple    William A. Tryon
Frederick Q. Falck                                William C. Ughetta

EXECUTIVE OFFICERS

Who were the executive officers of the Corporation and the Bank during 1999?

Name                       Age    Position (served since)
Jan P. Updegraff           57     President and Chief Executive
                                  Officer of the Corporation and the
                                  Bank (1998); formerly President and
                                  Chief Operating Officer of the
                                  Corporation and the Bank (1996); and
                                  Vice President and Treasurer of the
                                  Corporation and Executive Vice
                                  President of the Bank (1990).

James E. Corey III         53     Vice President of the Corporation
                                  (1993) and Executive Vice President
                                  of the Bank (1998); formerly Senior
                                  Vice President of the Bank (1993).

Jerome F. Denton1          48     Vice President of the Corporation
                                  (1997); formerly Secretary (1986);
                                  Executive Vice President of the Bank
                                  (1998); formerly Senior Vice
                                  President of the Bank (1996).

Thomas C. Karski           54     Vice President of the Corporation
                                  (1998) and Senior Vice President of
                                  the Bank (1998); formerly Vice
                                  President of the Bank (1987).

Joseph P. Manning          61     Vice President of the Corporation
                                  (1998) and Senior Vice President of
                                  the Bank (1998); formerly Vice
                                  President of the Bank (1993).

John R. Battersby, Jr.     49     Senior Vice President, Chief
                                  Financial Officer of the Bank
                                  (1998); Treasurer of the Corporation
                                  and the Bank (1995); formerly Vice
                                  President of the Bank (1995).

Donna C. Denton1           44     Secretary of the Corporation (1998)
                                  and Vice President and Secretary of
                                  the Bank (1998); formerly Vice
                                  President of the Bank (1996) and
                                  Senior Pension Officer (1991).

<FN1>
1 Jerome F. Denton and Donna C. Denton are husband and wife.

EXECUTIVE COMPENSATION

Who are the named executive officers whose compensation exceeds
$100,000 for 1999?

                      Summary Compensation Table
                                 Annual Compensation
  Name and Principal                                     All Other
     Position Held       Year   Salary($)  Bonus($)1  Compensation($)2

Jan P. Updegraff         1999    192,692     55,000        10,019
President and Chief
Executive Officer of     1998    175,577     40,000        10,513
the Corporation and the
Bank                     1997    128,846     20,000        8,463

James E. Corey III       1999    97,052      27,000        7,931
Vice President of the
Corporation and          1998    91,210      12,000        8,096
Executive Vice
President of the Bank    1997    85,462      11,500        7,162

Jerome F. Denton         1999    89,646      25,000        7,708
Vice President of the
Corporation and          1998    81,312      10,600        7,799
Executive Vice
President of the Bank    1997    72,923      9,000         6,786

       Includes amounts allocated for the year indicated, whether
 <FN1> paid or deferred, under both the Bank-Wide and Management
     1 Incentive Bonus Plans.
 <FN2> Includes amounts allocated for the year indicated under the
     2 Bank's Profit-Sharing, Savings and Investment Plan.
<FN3>  NOTE:  The officers of the Corporation are not separately compensated for services rendered to the Corporation and this policy is likely to continue.

PENSION PLANS & EMPLOYMENT CONTRACTS

Pension Plans

The following table shows the estimated annual retirement benefits payable from the Chemung Canal Trust Company Pension and Executive Supplemental Pension Plans, based upon a straight-life annuity form of payment, payable on retirement at age 65, and assuming final average earnings as shown. Employees vest fully following 5 years of service, normal retirement age is 65, and reduced benefit payments are available for early retirement at or after age 55.

 Average Annual     15         20         25         30       351
  Compensation
    $100,000      24,527     32,702     40,878     48,053    55,229

    $120,000      30,077     40,102     50,128     58,953    67,779

    $150,000      38,402     51,202     64,003     75,303    86,604

    $190,000      49,502     66,002     82,503     97,103   111,704

    $200,000      52,277     69,702     87,128    102,553   117,979

<FN1>
1  Maximum number of years allowed under the terms of the Pension
Plan.

The Pension Plan provides an annual benefit of 1.2% for each year of credited service to a maximum of 25 years and for each additional year to a maximum of 10 years, 1% of the above average annual compensation (exclusive of bonuses), plus for each year of credited service to a maximum of 35 years, .65% of average compensation in excess of the average of the taxable wage base in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the participant attains social security retirement age. The average taxable wage base was $33,060 for a participant attaining age 65 in 1999.

The named executive officers of the Corporation and the Bank had the following credited full years of service under the Plan as of December 31, 1999: Jan P. Updegraff--29, James E. Corey III--12, and Jerome F. Denton--27.

The Bank's non-qualified Executive Supplemental Pension Plan provides a benefit equal to the benefit which would have been paid under the terms of the Bank's Pension Plan without regard to limitations under the Internal Revenue Code. From time to time the Board of Directors may select executives as participants in the plan. Currently, Mr. Updegraff is the only active employee participating.

Employment Contracts

The Bank has employment contracts with twenty of its senior officers, all vice president level and above. The contracts provide that in the event of termination of any of these officers' employment without cause, the officer shall continue to receive his or her salary at the level then existing and the customary fringe benefits which he or she is then receiving for a period ending December 31, 2001, except for Mrs. Melinda Sartori, Mrs. Marcia Scanlin, and Messrs. Battersby, Corey, Denton, Karski, Manning, Updegraff and Ward whose guaranteed terms end December 31, 2002. The contracts further provide that they may be extended by the Board of Directors on a year-to-year basis and also may be terminated for cause upon thirty days' notice.

COMPARATIVE RETURN PERFORMANCE GRAPH
Comparison of Five-Year Cumulative Total Returns For Fiscal Years
     Ending December 31, 1995 - 1999 Among Chemung Financial
                          Corporation,
 CRSP Total Returns Index for NASDAQ Stock Market (US Companies)
                 and NASDAQ - Bank Stocks Index

            (OMITTED GRAPHIC MATERIAL -SEE APPENDIX)

                        1994   1995    1996   1997    1998    1999
Chemung Financial
Corporation            100.00 112.68  142.46 181.37  246.80  231.28
CRSP NASDAQ            100.00 141.30  173.90 213.10  300.20  542.40
Composite
NASDAQ - Bank Stocks   100.00 149.00  196.70 329.40  327.10  314.40

The cumulative total return includes (i) dividends paid and (ii) changes in the share price of the Corporation's Common Stock and assumes that all dividends were reinvested. The above graph assumes that the value of the investment in Chemung Financial Corporation and each index was $100 on December 31, 1994.

The CRSP Total Returns Index for NASDAQ Stock Market (US
Companies) and Bank Stocks indices were obtained from the Center for Research in Security Prices (CRSP), University of Chicago,
Chicago, Illinois.

BOARD OF DIRECTORS INFORMATION


How often did the Board meet during fiscal year 1999?

The Board of Directors of the Corporation held ten regularly scheduled meetings and the Board of Directors of the Bank held twelve regularly scheduled meetings and two special meetings during the year ended December 31, 1999.

With the exception of Mr. Agan, who attended 50% of the Corporation's board meetings and 66% of the total Corporation's and Bank's board and committee meetings, each director of the Corporation and the Bank attended at least 75% of the board and committee meetings of which they were members.

What standing Board Committees exist at the Bank?

The following table shows the standing Committees, membership of each, and number of meetings held in 1999.

     Name        Execu-   Loan   Trust &   Portfolio  Examining/  Person-
                  tive           Employee               Audit       nel
                                 Benefits
Agan                                X          X          X
Brooks                              X*                    X          X
D.J.Dalrymple       X*     X                                         X
R.H. Dalrymple      X      X                              X
Falck               X               X                                X
Lounsberry                 X                   X          X*
Meier               X               X                                X*
Meyer                               X          X                     X
Potter                     X                   X*         X
Streeter                   X*                  X          X
Swan                X      X                                         X
Tryon               X               X                                X
Ughetta             X               X                                X
Updegraff           X      X        X          X
Van den Blink       X      X                              X
#  of  Meetings     8      13       12         4          3          3
in 1999

*Committee Chairman

The Executive Committee may, subject to limitations under applicable law and the By-Laws, act on behalf of the Board whenever the Board is not in session. Actions taken will be reported at the next regular meeting of the Board.

The Loan Committee establishes policy for the Bank's lending functions as determined under applicable regulations and/or the By-Laws.

The Trust and Employee Benefits Committee passes on all questions of policy bearing upon the investment of trust funds and the general conduct of the estate, agency, and fiduciary business of the Bank. The Committee also has responsibility for the Bank's own benefit plans and reviews the trust and investment policies and performance.

The Portfolio Committee passes on all questions of policy relating to the oversight of the Bank's investment portfolio and internal administrative functions.

The Examining Committee makes an annual examination of the Bank as a whole, reviews the Bank's internal audit and loan review procedures and recommends to the Board of Directors the engagement and dismissal of independent auditors.

The Personnel Committee is responsible for the nomination of officers and makes compensation recommendations for the president, executive vice presidents and the auditor.


How are Directors compensated?

Each non-employee director of the Bank receives an annual retainer of $5,000 and a fee of $300 for each meeting of the Board of Directors and its committees attended. The Chairperson of each committee receives $350 for each committee meeting attended. Only one fee is paid for attendance at meetings that
serve both the Corporation and the Bank.   Employee directors
receive no fees for their services as Directors.

A Deferred Directors Fee Plan for non-employee Directors provides that Directors may elect to defer receipt of all or any part of their fees. Deferrals are credited with either interest compounded quarterly at the Applicable Federal Rate for short-term debt instruments or converted to units which appreciate or depreciate as would an actual share of the Corporation's common stock purchased on the deferral date. Cash deferrals will be paid in cash and units will be paid in shares of common stock.

OTHER INFORMATION

Some of the Bank's directors and officers, and entities with which they are associated, are customers of the Bank in the ordinary course of business and are indebted to the Bank. The Bank anticipates that some of these directors, officers and entities will continue to be customers of and indebted to the Bank on similar terms in the future. All loans to these individuals and entities are made in the ordinary course of business, involve no more than a normal risk of collectibility and are on substantially the same terms, including interest rates and collateral requirements, as those services provided for comparable transactions with unaffiliated persons and entities.

The Bank has purchased and paid for insurance from Continental Casualty Company providing for reimbursement of directors and officers of the Corporation and the Bank for their costs and expenses for claims based on "wrongful acts" in connection with their duties as directors or officers, including actions as fiduciaries of the Bank's Pension and Profit-Sharing Plans. This insurance coverage, expiring in April 2002, has an annual cost of $11,250.


Director Business Relationships

The Bank retained Sayles and Evans, a law firm of which Mr.
Ughetta is of counsel, for legal services during 1999 and expects to retain Sayles & Evans for legal services during the current year.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, certain executive officers, and ten percent shareholders (collectively "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in beneficial ownership (the "Reports"). SEC regulations require Reporting Persons to furnish the Corporation with copies of all Reports filed.

Based solely on review of the Reports furnished to the Corporation and written representation from the Reporting Persons that no other reports were required for the year ended December
31, 1999, the Corporation's Reporting Persons complied with these requirements except for one report not timely filed by Mr.
Potter.

                               BY ORDER OF THE BOARD OF DIRECTORS


                                                  Donna C. Denton
                                                        Secretary
Date:April 7, 2000
     One Chemung Canal Plaza
     Elmira, New York 14902
     www.chemungcanal.com



                  CHEMUNG FINANCIAL CORPORATION

          ANNUAL MEETING OF SHAREHOLDERS - MAY 11, 2000
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                OF CHEMUNG FINANCIAL CORPORATION

John R. Battersby, Sr. and John B. Hintz, each with power of substitution and with all powers and discretion the undersigned would have if personally present, are hereby appointed the Proxy Agents to represent the undersigned at the Annual Meeting of Shareholders of Chemung Financial Corporation, to be held on May 11, 2000 (including any adjournments or postponements thereof) and to vote all shares of Common Stock of Chemung Financial Corporation which the undersigned is entitled to vote on all matters that properly come before the meeting, subject to any directions indicated.

                 (To be signed on Reverse Side)

*****************************************************************

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED.
IF NO DIRECTIONS TO THE CONTRARY ARE GIVEN, THE PROXY AGENTS
INTEND TO VOTE FOR THE NOMINEES.
                                   NOMINEES: 3-year term:
           FOR      WITHHELD

1.Election of                    David J. Dalrypmle
  Directors.                     John F. Potter
                                 William C. Ughetta
                                 Jan P. Updegraff

For, except vote withheld from the following nominee(s):

_______________________________________________________


I/We will attend the Meeting


Number in group                         ____
___________________DATE_____  _____________________DATE__________
Signature                     Signature If Held Jointly

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give full title as such.

